EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the financial statements of Western Goldfields, Inc. (the "Company") for the quarter ended June 30, 2006 (the "Report"), each of the undersigned hereby certifies, to such officer's knowledge, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2006

/s/ Raymond Threlkeld

Raymond Threlkeld Principal Executive Officer

/s/ Brian Penny

Brian Penny Principal Financial Officer